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                                   EXHIBIT 11

                                AMAZON.COM, INC.

                          COMPUTATION OF LOSS PER SHARE



Loss per share reported in Form 10-Q for the quarters ended June 30, 1997 and 1996 are based on the following (in thousands, except per share data):



------------------------------------------------------------------------------------------------------------------------------
                                                                Quarter Ended                        Six Months Ended
                                                      -----------------------------------    ---------------------------------
                                                           June 30,         June 30,             June 30,       June 30,
                                                             1997             1996                 1997           1996
------------------------------------------------------------------------------------------------------------------------------
Net Loss                                                 $  (6,705)        $    (767)           $  (9,743)      $  (1,098)
                                                      ===================================    =================================

Weighted average number of common shares used
     in computation                                         20,719            15,348               18,774          15,035

Net effect of stock options exercised and granted,
     and preferred stock issued during the 12-month
     period prior to the Company's filing of its
     initial public offering at less than the
     offering price, calculated using the treasury
     stock method at the offering price of $18 per
     share, and treated as outstanding for all
     periods presented prior to and through May 15,
     1997                                                    2,927             7,083                4,558           7,306
                                                      -----------------------------------    ---------------------------------

                   Total Shares                             23,646            22,431               23,332          22,341
                                                      ===================================    =================================
Net Loss per Share                                        $  (0.28)         $  (0.03)            $  (0.42)       $  (0.05)
                                                      ===================================    =================================
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